EXHIBIT 99.1

CERTIFICATION
(Pursuant to 18 U.S.C. Section 1350)

          The undersigned hereby certifies that, to his knowledge (i) the Form 10-Q filed by ECB Bancorp, Inc. (the “Issuer”) for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: 5-12-03
/s/ ARTHUR H. KEENEY, III
Arthur H. Keeney, III (President & CEO)

Date: 5-12-03
/s/ GARY M. ADAMS
Gary M. Adams (Senior Vice President & CFO)

22